Exhibit 10.37

AMENDMENT TO THE SUPPLY AGREEMENT

THIS AMENDMENT TO THE SUPPLY AGREEMENT (this Amendment ) is made as of March
28th, 2020 (the "Effective Date"), by and between HTO Holdings Inc., a corporation under the laws of the State of Delaware, having a place of business at 78000 Fred Waring Dr. Ste 103. Palm Desert CA, 92211, (" Supplier"), and Exactus Inc., a corporation existing and organi ed under the laws of the Nevada, having a place of business at 80 NE 4th Avenue, Suite 28, Delray Beach, Florida 33483, (hereinafter "Buyer" or the "Company") (Buyer and Supplier may be referred as the "Parties" or Party ), and amends certain terms of the Supply Agreement among the Parties dated as of February 3rd, 2020 (the Original Agreement ).

WHEREAS the Parties are subject to the terms and conditions of the Original Agreement to which Supplier will grow, harvest, process, extract and supply Products, as defined below, to Buyer (referred to below as "Production").

NOW THEREFORE in consideration of the promises and of the respective covenants and agreements herein contained, it is agreed by and between the parties hereto as follows:

1.
Capitali ed terms used in this Amendment and not otherwise defined shall have the respective meanings specified in the Original Agreement.

2.
Unless otherwise provided, all references herein to Sections, Articles or Schedules of an agreement other than this Agreement are references to Sections, Subsections, Articles and Schedules of or to the Original Agreement.

3.
The provisions of the Original Agreement shall be amended as set out in this Agreement as and from the date of this Amendment.

4.
An additional Section 21 shall be added to the Original Agreement, with the following provision:

21.
ADDITIONAL SERVICES

In addition to the supply of the Products described in the Agreement herein, the Buyer shall provide the Supplier with the following services:

21.1  Aid Supplier s management in building the out the necessary compliance requirements for the Products.

21.2 Participate in discussions related to Supplier s 2020 farming, harvesting and processing plans as well as joint supply scenarios.

21.3 Interact with the Supplier s ingredient and manufacturing divisions to facilitate development of documents for selected SKUs to service white label market

21.4 Aid the CEO of the Supplier in overseeing the entire supply chain and work jointly in establishing higher quality and compliance standards, lower production costs and maximi e scalability

21.5 The Supplier agrees to pay the Buyer USD$3500 a month, beginning March 15th, and paid on the 1st of each month thereafter, in consulting fees (the Consulting Fee ). The Supplier reserves the right to cancel the Consulting Fee with 30 days notice.

5.
Any reference to the Original Agreement made in any document delivered pursuant thereto or in connection therewith shall be deemed to refer to the Original Agreement as amended, supplemented, modified, restated or replaced by this Amendment and otherwise from time to time.

6.
With the exception of the foregoing amendment, the Original Agreement shall continue in full force and effect unamended and the Original Agreement, as amended and modified by this Amendment, is in all respects ratified and confirmed and the Original Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

7.
Each of the parties hereto shall promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such further acts, documents and things as the other parties hereto may require, acting reasonably, from time to time for the purpose of giving effect to this Amendment and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to the full extent the provisions of this Amendment.

8.
This Amendment constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings.

9.
The terms and provisions of this Amendment shall be binding upon and enure to the benefit of the Parties and their respective executors, heirs, successors and permitted assigns.

10.
This Amendment shall be governed by and interpreted and enforced in accordance with laws of the laws of the State of Delaware.

11.
This Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties.

IN WITNESS WHEREOF the Parties hereto have executed this Amendment as of the date first written above.

HTO HOLDINGS INC.

By: /s/ Zayn Kalyan
Name: Zayn Kalyan
Title Corporate Secretary
Date: March 28, 2020

EXACTUS INC.

By: /s/ Emiliano Aloi
Name:
Title: Emiliano Aloi - CEO
Date: March 28, 2020